Exhibit 32.1

Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Seven Arts Entertainment Inc. (the “Company”) on Form 10-QA for the quarter ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kate Hoffman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: September 11, 2013	By:	/s/ Kate Hoffman
Kate Hoffman
Chief Executive Officer